Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-256986) pertaining to the Advent Technologies Holdings, Inc. 2021 Equity Incentive Plan of our report dated March 31, 2022 with respect to the consolidated financial statements of Advent Technologies A/S, included in Amendment No. 3 to the Current Report on Form 8-K/A dated March 31, 2022 of Advent Technologies Holdings, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 31, 2022